SIXTH BUSINESS FINANCING MODIFICATION AGREEMENT
This Sixth Business Financing Modification Agreement (“Business Financing Modification Agreement”) is entered into as of September 27, 2016, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”) INUVO, INC., a Nevada corporation (“Parent”), BABYTOBEE, LLC, a New York limited liability company (“Babytobee”), KOWABUNGA MARKETING, INC., a Michigan corporation (“Kowabunga”), VERTRO, INC., a Delaware corporation (“Vertro”), and ALOT, INC., a Delaware corporation (“A LOT” and together with Parent, Babytobee, Kowabunga and Vertro, each a “Borrower” and collectively, “Borrowers”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 1, 2012, by and between Borrowers and Lender, as may be amended from time to time, including by that certain First Business Financing Modification Agreement dated as of June 29, 2012, that certain Second Business Financing Modification Agreement dated as of October 11, 2012, that certain Business Financing Modification Agreement dated March 8, 2013, that certain Third Business Financing Modification Agreement dated as of March 29, 2013, that certain Fourth Business Financing Modification Agreement dated as of March 6, 2014 and that certain Fifty Business Financing Modification Agreement dated as of September 20, 2014 (collectively, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.
Hereinafter, all indebtedness owing by Borrowers to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrowers in favor of Lender shall be referred to as the “Existing Documents.”
2.    DESCRIPTION OF CHANGE IN TERMS.
A.    Modifications to Business Financing Agreement:
i)    Section 4.10 of the Business Financing Agreement is hereby deleted in its entirety and replaced with the following:
“Maintain its primary depository and operating accounts with Lender and, in the case of any deposit accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the California Uniform Commercial Code) of such deposit account pursuant to documentation acceptable to Lender. Notwithstanding the foregoing, Borrowers may maintain one account in the United Kingdom with NatWest Bank, provided that at no time shall the balance of such account exceed $50,000.”
ii)    Section 4.15 of the Business Financing Agreement is hereby deleted in its entirety and replaced by the following:

“4.15 Maintain Borrowers’ consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):
(a)    Quick Ratio, measured monthly of not less than 0.75 to 1.00 for each monthly measuring period.
(b)    Performance to Plan.
(i)    Revenue, measured quarterly on a consolidated basis, shall not negatively deviate more than 20% from the projections delivered in accordance with Section 4.9(e) of the Business Financing Agreement, with respect to any quarter.
(ii)    Adjusted EBITDA, measured quarterly on a consolidated basis, shall not negatively deviate more than $500,000 from the projections delivered in accordance with Section 4.9(e) of the Business Financing Agreement, with respect to any quarter.”
iii)    The following defined terms set forth in Section 12.1 of the Business Financing Agreement are hereby added or amended and restated in their entirety, as applicable, as follows:
“Adjusted EBITDA” means net profit before tax plus interest expense, depreciation expense and amortization expense, plus non-cash expenses, minus non-cash gains.
"Cash Management Sublimit" means $115,000.
“Maturity Date” means September 20, 2018 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.
“Quick Ratio” means unrestricted cash and cash equivalents held at Bank, plus gross accounts receivable, divided by total current liabilities.
3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.
4.    NO DEFENSES OF BORROWERS/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.
5.    CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon such Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.
6.    CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon (i) payment by Borrowers of the Facility Fee and Due Diligence Fee, (ii) payment by Borrowers of all legal fees and expenses in connection with this Business Financing Modification Agreement, and (iii) delivery by each Borrower of updated Corporate Resolutions to Borrow.
7.    NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
8.    COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and each Borrower.
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IN WITNESS WHEREOF, Borrowers and Lender have executed this Business Financing Modification Agreement on the day and year above written.

BORROWERS:	LENDER:
INUVO, INC.	WESTERN ALLIANCE BANK, an Arizona corporation
By:	By:
Name:	Name
Title:	Title:
BABYTOBEE, LLC
By:
Name:
Title:
KOWABUNGA MARKETING, INC.
By:
Name:
Title:
VERTRO, INC.
By:
Name:
Title:
ALOT, INC.
By:
Name:
Title:

[Signature Page to Sixth Business Financing Modification Agreement]